SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                October 28, 2003
               ----------------------------------------------------------------
                       (Date of earliest event reported)

                            Lehman ABS Corporation
-------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

       Delaware                      001-31888                  13-3447441
-------------------------------------------------------------------------------
(State of Incorporation)            (Commission             (I.R.S. Employer
                                    File Number)            Identification No.)


745 Seventh Avenue
New York, New York                                  10019
-------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
                                                          --------------

ITEM 5.    Other Events
           ------------

        On October 28, 2003, Lehman ABS Corporation ("LABS") transferred $17,628,000 aggregate principal amount of 6.125% Notes due February 15, 2033 and $7,725,000 aggregate principal amount of 6.625% Debentures due February 15, 2038 (together, the "Underlying Securities"), both issued by The Boeing Company to the Corporate Backed Trust Certificates, Boeing Securities-Backed Series 2003-16 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Boeing Securities-Backed Series 2003-16 (the "Certificates"), issued pursuant to a standard terms for trust agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a series supplement thereto, dated as of October 28, 2003 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated October 15, 2003 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself as underwriter and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.    Financial Statements and Exhibits
           ---------------------------------

(a)    Financial Statements - Not Applicable

(b)    Pro Forma Financial Information - Not Applicable

(c)    Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                   Description
---------------               -----------

        4.1 Series Supplement, dated as of October 28, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LEHMAN ABS CORPORATION


                                            /s/ Paul Mitrokostas
                                            ---------------------------------
                                            Name:   Paul Mitrokostas
                                            Title:  Senior Vice President

October 28, 2003

INDEX TO EXHIBITS
   Exhibit No.                        Description
   -----------                        -----------

       4.1 Series Supplement, dated as of October 28, 2003, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.